UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2013

ENVISION HEALTHCARE HOLDINGS, INC.

ENVISION HEALTHCARE CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-36048 001-32701	45-0832318 20-3738384
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200
(Each registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 29, 2013, Envision Healthcare Corporation (the “Company”) gave notice of conditional partial redemption pursuant to the Indenture, dated as of May 25, 2011, as supplemented (the “Indenture”), among the Company, Wilmington Trust, National Association (as successor to Wilmington Trust, FSB), as Trustee (the “Trustee”), and the Subsidiary Guarantors party thereto, that the Company has elected to redeem in part, subject to the satisfaction of specified conditions precedent, on December 30, 2013 or, if the specified conditions precedent are not satisfied on or prior to December 30, 2013, such later date (but not later than February 15, 2014) as such conditions precedent are so satisfied (the “Redemption Date”), $332,500,000 aggregate principal amount of its outstanding 8.125% Senior Notes due 2019 (the “Notes”) under the Indenture.  The redemption price with respect to any redeemed Note will be equal to 108.125% of the principal amount of such Note, plus the accrued but unpaid interest thereon to the Redemption Date, which assuming a redemption on December 30, 2013 would equal approximately $361,700,000.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any Notes or any other security.  There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

November 29, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION
(Registrant)

November 29, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary